EXHIBIT 4.2

                                WARRANT AGREEMENT
                                     CLASS H

      This WARRANT AGREEMENT is dated and entered into as of December 10, 2001, by and between DISCOVERY LABORATORIES, INC., a Delaware corporation (the "Company"), and PHARMABIO DEVELOPMENT INC., a North Carolina corporation ("PharmaBio").

      WHEREAS, the Company and PharmaBio have entered into a Common Stock and Warrant Purchase Agreement dated as of the date hereof (the "Purchase Agreement") and a Loan Agreement dated as of the date hereof (the "Loan Agreement"); and

      WHEREAS, pursuant to the Purchase Agreement, the Company desires to grant to PharmaBio the rights set forth in this Warrant Agreement;

      NOW, THEREFORE, in consideration of the mutual agreements, undertakings and covenants set forth in this Warrant Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

      1. The Warrant. (a) The Company hereby agrees to issue and sell to PharmaBio, its designee or assigns (the "Holder") up to Three Hundred Twenty Thousand (320,000) shares (the "Warrant Shares") of the Company's common stock, par value $.001 per share ("Common Stock"), at an exercise price of Three and 03/100 Dollars ($3.03) per share (the "Exercise Price") subject to the vesting schedule in Section 1(b), and upon the terms and conditions herein set forth. The Exercise Price and the number of Warrant Shares purchasable upon exercise of this Warrant Agreement are subject to adjustment from time to time as provided in Section 4 of this Warrant Agreement.

            (b) The Holder's right to exercise this Warrant Agreement will vest in three (3) equal installments of one-third (1/3) of the Warrant Shares each (each an "Increment") as follows: the first Increment shall vest upon the occurrence of Milestone One as defined in the Loan Agreement; the second Increment shall vest upon the occurrence of Milestone Two as defined in the Loan Agreement; and the third Increment shall vest upon the occurrence of Milestone Three as defined in the Loan Agreement.

            (c) In the event that the maximum Commitment (as defined in the Loan Agreement) is increased to an amount in excess of $8,500,000, then the number of Warrant Shares shall be increased (the "Warrant Increase") by a number of shares of Common Stock equal to the number of Warrant Shares set forth in Section 1(a) multiplied by a fraction, the numerator of which shall be the amount by which the Commitment is increased over $8,500,000, and the denominator of which is $8,500,000; provided, however, that if the Commitment is increased to an amount over $15,000,000, then the amount in excess of $15,000,000 shall not result in any Warrant Increase. The parties agree to negotiate in good faith to reach mutually acceptable terms and conditions for any Commitment in excess of $15,000,000. Upon any increase in Warrant Shares pursuant to this Section 1(c), each Increment shall be increased by one-third of the amount of such increase in Warrant Shares.

      2. Expiration Date. This Warrant Agreement, and the Holder's right to purchase any of the Warrant Shares, will expire at 5:00 p.m. Eastern Time on the tenth anniversary of the date of this Warrant Agreement (the "Expiration Date").

      3. Exercise of this Warrant Agreement. (a) The Holder may exercise this Warrant Agreement at any time from and after the date hereof and prior to the Expiration Date, in whole or in part, as adjusted from time to time as provided in Section 4 of this Warrant Agreement, by: (a) the surrender of this Warrant Agreement, with the Exercise Form in the form attached hereto as Annex A properly completed and executed, at the principal office of the Company on a Business Day, and (b) upon payment by the delivery on a Business Day of a certified check or official bank check or wire transfer of immediately available funds, payable to the order of the Company, in an amount equal to the aggregate purchase price for the Warrant Shares being purchased upon such exercise. Upon receipt thereof by the Company, the Holder will be deemed to be the holder of record of the Warrant Shares issuable upon such exercise as of the close of business on the date of such receipt by the Company, and the Company will promptly execute or cause to be executed and delivered to the Holder, a certificate or certificates representing the aggregate number of Warrant Shares specified in the Exercise Form. If this Warrant Agreement is exercised only in part, the Company will, at the time of delivery of said stock certificate or certificates, deliver to the Holder a new Warrant Agreement of like tenor evidencing the right of the Holder to purchase the remaining Warrant Shares then covered by this Warrant Agreement. "Business Day" shall mean any day other than a Saturday, Sunday or legal holiday on which banks in North Carolina and New York are open for the conduct of their banking business.

            (b) In lieu of exercising this Warrant Agreement, the Holder may elect to receive shares equal to the value of this Warrant Agreement (or the portion of the Warrant Shares thereunder being exercised) by sending written notice of such election to the Company, in which event the Company shall deliver to the Holder a stock certificate representing a number of shares of Common Stock computed using the following formula:

                      X=Y(A-B)
                        ------
                          A

Where:

      X = the number of shares of Common Stock to be issued to the Holder

      Y = the number of shares of Common Stock purchasable under this Warrant
             Agreement as to which the Holder is then exercising this Warrant Agreement

      A = the fair market value of one share of Common Stock

      B = the Exercise Price (as adjusted to the date of such calculations)


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

            (c) For purposes of this Section, "fair market value" of one share of Common Stock shall mean the average of the closing sales price quoted on the Nasdaq SmallCap Market, Nasdaq National Market or the principal exchange on which the Common Stock is listed, (or the closing bid price thereon if there is no such reported sales price for any trading day), or the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary, whichever is applicable, as published in the Eastern Edition of The Wall Street Journal, for the thirty (30) trading days prior to the date of determination of fair market value. If the Common Stock is not traded Over-The-Counter or on such market or exchange, the fair market value of the Common Stock will be the price per share which the Company could obtain from a willing buyer for shares sold by the Company from authorized but unissued shares, as agreed upon by the Company and the Holder in good faith or, absent such agreement, as shall be determined by arbitration instituted by either party under the rules of the American Arbitration Association. If this Warrant Agreement has not been exercised prior to the Expiration Date, the Holder shall be deemed to have elected on the Expiration Date to receive shares pursuant to Section 3(b).

            (d) In the event that after the first anniversary of the date of this Warrant Agreement, the average closing sales price of the Common Stock quoted on the Nasdaq SmallCap Market for any twenty (20) trading days in any thirty (30) consecutive trading-day period is at least Four Hundred percent (400%) of the Exercise Price, then the Company may give written notice to the Holder requesting that the Holder exercise this Warrant Agreement under Section 3(a) or that the Holder elect to receive shares pursuant to Section 3(b). Promptly following receipt of such notice, the Holder shall effect such exercise under Section 3(a) or make such election under Section 3(b). If the Holder shall not have effected such exercise or made such election within ten (10) Business Days following the Company's notice, the Holder shall have been deemed to have made such election under Section 3(b) and this Warrant Agreement shall cease to represent the right to acquire any shares of Common Stock except pursuant to such deemed election.

      4. Certain Adjustments. The Exercise Price at which Warrant Shares may be purchased and the number of Warrant Shares to be purchased upon exercise of this Warrant Agreement are subject to change or adjustment from time to time as follows:

            (a) Merger, Sale of Assets, etc. If at any time while this Warrant Agreement, or any portion hereof, is outstanding and unexpired there shall be
(i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation or entity in which the Company is not the surviving entity, or a share exchange or reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are exchanged or converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale, transfer or lease of all or substantially all of the Company's properties or assets to any other person or entity, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant Agreement, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon


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

exercise of this Warrant Agreement would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant Agreement had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 4. The foregoing provisions of this Section 4(a) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant Agreement. If the per-share consideration payable to the Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be reasonably determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as reasonably determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant Agreement with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant Agreement shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant Agreement.

            (b) Reclassification, etc. If the Company, at any time while this Warrant Agreement, or any portion hereof, remains outstanding and unexpired, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant Agreement exist into the same or a different number of securities of any other class or classes, this Warrant Agreement shall thereafter represent the right to acquire such number and kind of securities as the Holder would have received if this Warrant Agreement had been exercised in full immediately prior to such reclassification or other change or immediately prior to the record date with respect thereto and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 4. The foregoing provisions of this
Section 4(b) shall similarly apply to successive reclassifications or other changes.

            (c) Split, Subdivision or Combination of Shares. If the Company, at any time while this Warrant Agreement, or any portion hereof, remains outstanding and unexpired, shall split, subdivide or combine the securities as to which purchase rights under this Warrant Agreement exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination. Upon each adjustment in the Exercise Price pursuant to this subsection, the number of shares of such securities purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of shares purchasable immediately prior to such adjustment in the Exercise Price by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment and the denominator of which shall be the Exercise Price immediately thereafter.

            (d) Adjustments for Dividends in Stock or Other Securities or Property. If while this Warrant Agreement, or any portion hereof, remains outstanding and unexpired, the holders of the securities as to which purchase rights under this Warrant Agreement exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) by way of dividend, then and in each case,


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

this Warrant Agreement shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant Agreement and, in addition, without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant Agreement on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock or other securities or property (other than cash) available by or to it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 5.

            (e) Certificate as to Adjustments. Upon the occurrence of each adjustment pursuant to this Section 4, the Company at its expense shall promptly compute such adjustment in accordance with the terms hereof and furnish to each Holder of this Warrant Agreement a certificate signed by its Chief Financial Officer setting forth such adjustment and showing in detail the event requiring the adjustment, the amount of such adjustment, the method by which such adjustment was calculated, the Exercise Price at the time in effect, and the number of shares and the amount, if any, of the property that at the time would be received upon the exercise of this Warrant Agreement, together with the facts upon which such adjustment is based. The Company shall, upon the reasonable written request of any such Holder, furnish or cause to be furnished to such Holder a like certificate setting forth: (i) all such previous adjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of this Warrant Agreement.

            (f) No Impairment. The Company will not, by amendment of its certificate of incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the intent of this Section 4 or the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant Agreement against impairment. In case any event shall occur as to which the other provisions of this Section 4 are not strictly applicable but as to which the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant Agreement in accordance with the essential intent and principles hereof, then, in each such case, the Board of Directors of the Company shall in good faith determine the adjustment, if any, on a basis consistent with the purchase rights represented by this Warrant Agreement. Upon such determination, the Company will promptly deliver a copy thereof to the Holder and shall make the adjustments described therein.

            (g) No Adjustment. No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least $0.05 per share of Common Stock; provided, however, that any adjustments which by reason of this subsection 4(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

      5. Fractional Shares. Upon the exercise of this Warrant Agreement, fractional shares may be issued by the Company, but the Company may, in lieu of issuing such fractional shares, pay a sum in cash equal to the excess of the fair market value of such fractional share (determined in such reasonable manner as may be prescribed by the Board of Directors of the Company in its discretion) over the proportional part of the per share purchase price represented by such fractional share.

      6. Intentionally Omitted

      7. Notices of Certain Events.

            In case:

            (a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant Agreement) for the purpose of entitling them to receive any dividend or other distribution, or stock subdivision or combination, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

            (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation in which the Company is not the surviving corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation, or

            (c) of any voluntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will cause notice thereof to be delivered to the Holder a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant Agreement) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be delivered at least fifteen (15) days prior to the date therein specified.

      8. Reservation of Shares. The Company will at all times until the date of exercise of this Warrant Agreement in full (the "Exercise Date") reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the exercise of this Warrant Agreement, such number of its duly authorized shares of capital stock for which this Warrant Agreement is exercisable, and the appropriate number of shares of any stock into which such stock is convertible, if applicable, as will from time to time be sufficient to effect the exercise of this Warrant Agreement. The Company will from time to time take all steps necessary to amend its certificate of incorporation to provide at all times prior to the Exercise Date sufficient reserves of shares of common stock issuable upon exercise of this Warrant Agreement. If the number of authorized but unissued shares of common stock shall not be sufficient to effect the exercise the entire amount of this Warrant Agreement on the Exercise Date, in addition to such other remedies as shall be available to the Holder, the Company shall take all such corporate action as is necessary to increase its authorized but unissued shares of Common Stock and such number of shares as shall be sufficient for such purposes.

      9. No Rights as Stockholder; Limitation of Liability. This Warrant Agreement, as distinct from the shares for which this Warrant Agreement is exercisable, will not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation any right to vote on or consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever. No provision of this Warrant Agreement, prior to the exercise of this Warrant Agreement, and no mere enumeration herein of the rights or privileges of the Holder, will give rise to any liability of the Holder for the purchase price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

      10. Transfer Restrictions.

            (a) Securities Laws. Neither this Warrant Agreement nor the securities issuable upon exercise hereof have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state. Neither this Warrant Agreement nor the securities issuable upon exercise hereof nor any interest or participation herein or therein may be sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of except in compliance with the Securities Act, the securities laws of each relevant state, and the terms and conditions hereof.

            (b) Stock Certificate Legend. Each certificate for shares issued upon exercise of this Warrant Agreement will bear the following legend:

            "The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state. Neither the shares nor any interest or participation in the shares may be sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of in the absence of such registration or exemption therefrom under such Act or such laws."

            (c) Purchase Agreement Restrictions. The provisions of Article VIII of the Purchase Agreement shall be applicable to the Warrant Shares to the same extent applicable to the shares referred to therein.

            (d) Certain Representations and Warranties. The Holder hereby makes the representations and warranties set forth in Article V of the Purchase Agreement. Upon each exercise of this Warrant Agreement, the Holder shall be deemed to make the representations and warranties set forth in Article V of the Purchase Agreement to the extent necessary to afford the Company an exemption from registration under applicable federal and state securities laws.


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

      11. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Securities and Exchange Commission ("SEC") that may permit the sale of securities to the public without registration, the Company agrees to use its reasonable best efforts to make and keep public information regarding the Company available as contemplated by Rule 144 under the Securities Act and file with the SEC in a timely manner all reports and other documents required by the Company under the Securities Act and the Securities Exchange Act of 1934, and furnish to the holder upon written request as to the Company's compliance with the reporting requirements of Rule 144 and of the Securities Act and the Securities Exchange Act of 1934.

      12. Registration Rights. The Holder shall have the right to participate in the registration rights granted to holders of Registrable Securities under the Purchase Agreement.

      13. Miscellaneous.

            (a) Amendments and Waivers. This Warrant Agreement and any provision hereof may be amended, changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

            (b) Loss, Theft, Destruction or Mutilation. Upon receipt by the Company of evidence reasonably satisfactory to it that this Warrant Agreement has been lost, stolen, destroyed or mutilated, and in the case of any lost, stolen or destroyed Warrant Agreement, an indemnity reasonably satisfactory to the Company, or in the case of a mutilated Warrant Agreement, upon surrender and cancellation hereof, the Company will execute and deliver in the name of the registered holder of this Warrant Agreement, in exchange and substitution for the Warrant Agreement so lost, stolen, destroyed or mutilated, a new Warrant Agreement of like tenor and amount.

            (c) Law Governing. This Warrant Agreement will be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware. Holder and the Company hereby irrevocably consent to the exclusive personal jurisdiction of any state or federal courts located in Delaware, in any action, claim or other proceeding arising out of any dispute in connection with this Warrant Agreement, any rights or obligations hereunder or the performance of such rights and obligations. The Holder and the Company waive their respective rights to a jury trial with respect to any action, claim, or other proceeding arising out of any dispute in connection with this Warrant Agreement, any rights or obligations hereunder, or the performance of such rights and obligations. The Holder and the Company agree that disputes relating to this Warrant Agreement shall be subject to the provisions of the Purchase Agreement entitled "Internal Review" and "Arbitration" set forth in Sections 9.13 and 9.14 thereof, respectively.

            (d) Entire Agreement. This Warrant Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter of this Warrant Agreement, and supersedes all prior agreements, understandings, inducements or conditions, express or implied, oral or written, with respect to the subject matter of this Warrant Agreement.


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

            (e) Notices. Unless otherwise provided herein, all notices, requests, demands and other communications required or permitted under this Warrant Agreement shall be in writing and will be deemed to have been duly made and received: (i) upon personal delivery; (ii) three (3) Business Days after deposit with the United States Post Office, by registered or certified mail or by first class mail, postage prepaid, addressed as set forth below; or (iii) one
(1) Business Day after deposit with a nationally recognized, overnight courier (for next business day delivery), shipping prepaid, addressed as set forth below:

                  (i)   If to the Company, then to:

                        Discovery Laboratories, Inc.
                        350 South Main Street
                        Suite 307
                        Doylestown, PA 18901-4874
                        Attn: President

                        with a copy to:

                        Roberts, Sheridan & Kotel
                        The New York Practice of
                        Dickstein Shapiro's Corporate & Finance Group 1177 Avenue of the Americas
                        New York, NY 10036-2714
                        Attn: Ira L. Kotel

                  (ii)  If to PharmaBio, then to:

                        PharmaBio Development Inc.
                        4709 Creekstone Drive
                        Riverburch Building
                        Suite 200
                        Durham, NC 27703
                        Attn: President

                        with a copy to:

                        PharmaBio Development Inc.
                        4709 Creekstone Drive
                        Riverbirch Building
                        Suite 200
                        Durham, NC 27703
                        Attn: General Counsel


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

Either party may change the address to which communications are to be sent by giving five (5) Business Days' advance notice of such change of address to the other party in conformity with the provisions of this Section.

            (f) Execution; Counterparts. This Warrant Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, and all of which will together constitute one and the same instrument. This Warrant Agreement may be executed and delivered by telecopy or facsimile and any execution in such manner shall be deemed an original.

                          [Signature on Following Page]


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

                      [Signature Page to Warrant Agreement]

      IN WITNESS WHEREOF, the parties have caused this Warrant Agreement to be duly executed and delivered as of the day and year first written above.

                                       DISCOVERY LABORATORIES, INC.

                                       By:    /s/ David L. Lopez
                                              ----------------------------------
                                       Name:  David L. Lopez
                                       Title: Vice President and General Counsel


                                       PHARMABIO DEVELOPMENT INC.

                                       By:    /s/ Thomas C. Perkins
                                              ----------------------------------
                                       Name:  Thomas C. Perkins
                                       Title: Vice President and General Counsel

                                     ANNEX A

                                 EXERCISE FORMS

                     TO BE EXECUTED BY THE REGISTERED HOLDER
                  TO EXERCISE THE ATTACHED WARRANT AGREEMENT OF

                          DISCOVERY LABORATORIES, INC.

                                  SUBSCRIPTION

      The undersigned, _____________________, pursuant to the provisions of the foregoing Warrant Agreement, hereby elects to exercise such Warrant Agreement by agreeing to subscribe for and purchase _______________ shares (the "Warrant Shares") of Common Stock, par value $.001 per share, of Discovery Laboratories, Inc. (the "Company"), and hereby makes payment of $___________ by certified or official bank check or wire transfer of immediately available funds payable to the order of the Company in payment of the exercise price therefor.

      The undersigned acknowledges that the sale, transfer, assignment or hypothecation of the Warrant Shares to be issued upon exercise of this Warrant Agreement is subject to the terms and conditions of the Warrant Agreement. The undersigned further acknowledges that the sale, transfer, assignment or hypothecation of the Warrant Shares to be issued upon exercise of the Warrant Agreement is subject to the terms and conditions continued in Section 10 of the Warrant Agreement.


Dated: _____________                    Signature:______________________________

                                        Address:________________________________
                                                ________________________________


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

                                   ASSIGNMENT

      FOR VALUE RECEIVED _____________________________ hereby sells, assigns and transfers unto __________________________ the foregoing Warrant Agreement and all rights evidenced thereby, and does irrevocably constitute and appoint ______________________, attorney, to transfer said Warrant Agreement on the books of Discovery Laboratories, Inc. (the "Company").


Dated: _____________                    Signature:______________________________

                                        Address:________________________________
                                                ________________________________

                               PARTIAL ASSIGNMENT

      FOR VALUE RECEIVED ________________________ hereby assigns and transfers unto __________________________ the right to purchase ____________ shares of the
Common Stock, par value $.001 per share, of Discovery Laboratories, Inc. (the "Company"), as set forth in the foregoing Warrant Agreement, and a proportionate part of said Warrant Agreement and the rights evidenced thereby, and does irrevocably constitute and appoint ____________________, attorney to transfer that part of said Warrant Agreement on the books of the Company.


Dated: _____________                    Signature:______________________________

                                        Address:________________________________
                                                ________________________________


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